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                                                                    Exhibit 99.1







NEWS RELEASE                                For Additional Information Contact:
                                            Paul M. Drewek, CFO
FOR IMMEDIATE RELEASE                       (920) 727-8566
                                            Richard C. Fischer, CEO
                                            (920) 727-8551


                   OUTLOOK GROUP REPORTS THIRD QUARTER RESULTS

NEENAH, WIS., MARCH 26, 2003.....Outlook Group Corp. (NASDAQ/NMS: OUTL) today reported net sales of $12,596,000 for the third quarter of fiscal 2003 ended March 1, 2003, compared to sales of $15,813,000 for the same period in the prior year. The company reported a net loss of $638,000 or $(0.19) per diluted share for the third quarter of fiscal 2003, compared to earnings of $78,000 or $0.02 per diluted share for the third quarter of fiscal 2002 excluding after-tax recovery of legal settlement expenses of $308,000 or $0.09 per diluted share. Including the recovery of legal settlement expenses, Outlook Group reported net earnings of $386,000 or $0.11 per diluted share for the third quarter of fiscal 2002.

For the first three quarters of fiscal 2003, Outlook Group reported net sales of $46,914,000, compared to net sales of $51,513,000 for the same period in the prior year. Net earnings were $504,000 or $0.15 per diluted share for the first nine months of fiscal 2003, compared to earnings of $739,000 or $0.22 per diluted share excluding facility relocation and net legal settlement expenses of $587,000 or $0.17 per diluted share for the same period in fiscal 2002. Including the facility relocation and net legal settlement expenses, Outlook Group reported net earnings of $152,000 or $0.04 per diluted share for the first nine months of fiscal 2002.

Joseph J. Baksha, president and chief operating officer of Outlook Group, said that in addition to the continued soft economic environment, the lower third quarter sales and earnings were also impacted by three other factors. "Several vendor-related quality issues resulted in lost sales revenue and additional expenses. We maintained employment levels in spite of reduced project volumes in anticipation of a major new contract. And one of our production lines was down for two weeks due to equipment problems. With all three of these factors occurring in the same quarter, the combined impact on our performance was significant," said Baksha.


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Baksha said the vendor quality issues were related to problems with raw materials that required replacement, resorting and reworking of client projects. "These issues resulted in approximately $400,000 in lost revenues and $300,000 in additional expenses in the third quarter. We are seeking recovery from the vendors involved for our financial losses and the impact of these occurrences on our client relationships," he said.

"Maintaining existing employment levels in spite of a reduction in business from two major customers represented approximately $100,000 in expenses. The decision to maintain current staffing was made in anticipation of a major new long-term contract for supply chain management services that we expect will add significant volume to the company over a period of years. We will need to have all of our experienced associates in place when this contract begins," said Baksha.

"In regard to the equipment problems, one of our two laminating production lines was down for two weeks, resulting in additional lost sales and ongoing labor costs. The equipment has now been repaired and we are resuming normal production," he said.

"While the combination of unusual events of the third quarter presented a short-term challenge, Outlook Group remains financially strong and we continue to believe we are positioned to build value for our shareholders over the long term," said Baksha.

Outlook Group Corp. is a printing, packaging and direct marketing company offering a variety of related services to clients in markets including contract packaging, collateral information management and distribution, direct marketing components and services, packaging components and materials and specialty print related services. The company leverages its core competencies by cross-selling services to provide a single-source solution for its clients.

The discussions of potential future occurrences and operations, and other statements in the future tense or using terms such as "believe," "expect," or "anticipate," in this press release are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those anticipated. Among other factors, volumes and duration under the contract may be less than expected, and other factors could affect the actual results. Outlook's periodic filings with the Securities and Exchange Commission discuss a number of other factors which may affect Outlook's future operations, including: possible changes in customer relationships, and related financing; possible termination of contracts; failure of the benefits of the expected supply chain management contract to materialize as expected; the need to fully integrate the recently acquired Paragon Direct operations, assets and employees into Outlook, and to maintain Paragon Direct's customer base; potential inability to achieve expected cost savings or delays in their achievement; changes in project mix and timing; the effects of industry competition, overcapacity and acquisition activity; slowdowns in general market and economic conditions, and changes in other world and national conditions; and the possible need for future capital investments or equipment enhancements, and related financing. Readers are urged to consider these factors carefully in evaluating the forward-looking statements.



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                               OUTLOOK GROUP CORP.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
               (in thousands, except share and per share amounts)


                                                        THREE-MONTH PERIOD ENDED            NINE-MONTH PERIOD ENDED
                                                        ------------------------            -----------------------

                                                        MAR. 1,          Mar. 2,           MAR. 1,          Mar. 2,
                                                         2003             2002              2003             2002
                                                         ----             ----              ----             ----
Net sales                                          $      12,596     $     15,813      $     46,914     $     51,513
Cost of goods sold                                        11,195           13,271            38,368           42,765
                                                   -------------     ------------      ------------     ------------
    Gross profit                                           1,401            2,542             8,546            8,748
Selling, general and
    administrative expenses                                2,429            2,367             7,733            7,734
Facility relocation and legal
   settlement (recovery) expenses                              -             (500)                -              955
                                                   -------------     -------------     ------------     ------------
Operating (loss) profit                                   (1,028)             675               813               59
Other income (expense):
    Interest expense                                           -                -                 -              (61)
    Interest and other income (expense)                       33              (42)               31              263
                                                   -------------     -------------     ------------     ------------
(Loss) earnings from operations
    before income taxes                                     (995)             633               844              261
Income tax (benefit) expense                                (357)             247               340              109
                                                   --------------    ------------      ------------     ------------
Net (loss) earnings                                $        (638)    $        386      $        504     $        152
                                                   ==============    ============      ============     ============
Net (loss) earnings per share:
    Basic                                          $       (0.19)    $       0.12      $       0.15     $       0.04
    Diluted                                        $       (0.19)    $       0.11      $       0.15     $       0.04
Weighted average number of shares outstanding:
    Basic                                              3,353,319        3,348,319         3,351,726        3,411,172
                                                   =============     ============      ============     ============
    Diluted                                            3,407,812        3,369,219         3,397,339        3,434,147
                                                   =============     ============      ============     ============





              SELECTED CONSOLIDATED BALANCE SHEET DATA (UNAUDITED)
                             ( Dollars in thousands)


                                                     MARCH 1, 2003           March 2, 2002
                                                     -------------           -------------

Total current assets                                 $       16,233               $      17,928
Total current liabilities                            $        4,820               $       4,937
Total long term debt (including
     current maturities)                             $            -               $           -
Shareholders' equity and redeemable equity           $       31,554               $      30,854
Current ratio                                                  3.37                        3.63
     Long-term debt-to total capitalization                     0.0%                        0.0%



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